Exhibit 99.(d)(6)

FORM OF APPENDIX A

TO

SUB-ADVISORY AGREEMENT

Effective as of [June 2, 2023]

FUNDS FOR WHICH MELLON INVESTMENTS CORPORATION ACTS AS SUB-ADVISER

Equity Funds

WisdomTree 500 Digital Fund

WisdomTree Technology & Innovation 100 Digital Fund

WisdomTree Short-Duration Income Digital Fund

WisdomTree S&P 500 Twitter Sentiment Digital Fund

WisdomTree Siegel Global Equity Digital Fund

WisdomTree Siegel Longevity Digital Fund

WisdomTree Siegel Moderate Digital Fund

WisdomTree Siegel High Income Digital Fund

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

The Investment Adviser hereby appoints Mellon Investments Corporation, and Mellon Investments Corporation hereby accepts appointment, as the Sub-Adviser for the Fund(s) set forth above.

WISDOMTREE DIGITAL MANAGEMENT, INC.	MELLON INVESTMENTS CORPORATION

By: ________________________________	By: _______________________________
Name:	Name:
Title:	Title:

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